UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2021
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2021, Viper Energy Partners LLC, as borrower (“Viper”), and Viper Energy Partners LP, as guarantor, entered into a seventh amendment (the “Amendment”) to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 20, 2018, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended, supplemented or otherwise modified to the date thereof, and as further amended by the Amendment, the “Credit Agreement”).

The Amendment, among other things, (i) extended the maturity date to June 2, 2025, (ii) changed the interest rates applicable to the loans under the Credit Agreement and certain fees payable under the Credit Agreement, and (iii) added a financial covenant requiring the ratio of secured debt to EBITDAX (as each is defined in the Credit Agreement) to be not greater than 2.50 to 1.0. Outstanding borrowings under the Credit Agreement bear interest at a per annum rate elected by Viper that is equal to an alternate base rate (which is equal to the greatest of the prime rate, the Federal Funds effective rate plus 0.50%, and 3-month LIBOR plus 1.0%) or LIBOR, in each case plus the applicable margin. After giving effect to the Amendment, (i) the applicable margin ranges from 1.00% to 2.00% per annum in the case of the alternate base rate, and from 2.00% to 3.00% per annum in the case of LIBOR and (ii) the commitment fee ranges from 0.375% to 0.500% per annum on the unused portion of the commitment. The applicable margin and the commitment fees depend on the amount of loans and letters of credit outstanding in relation to the commitment, which is defined as the least of the maximum credit amount, the aggregate elected commitment amount and the borrowing base. In the Amendment, the maximum credit amount remains $2.0 billion, the aggregate elected commitment amount was established at $500 million, and the borrowing base was reaffirmed at $580 million.

The preceding summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1
Seventh Amendment to Amended and Restated Senior Secured Revolving Credit Agreement and Second Amendment to Guaranty and Collateral Agreement, dated as of June 2, 2021, by and among Viper Energy Partners LLC, as borrower, Viper Energy Partners LP, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	June 8, 2021

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary